Exhibit 99.4

Appendix 1

“Original Agreement” refers to the amendment and restatement of the Euro 165,000,000 term and multicurrency revolving facilities agreement dated 6 August 2004 (as amended and restated (and which is filed by Hungarian Telephone and Cable Corp. as Exhibit 10.4 to its Quarterly Report of Form 8-K for the period ended March 31, 2007)) between Magyar Telecom B.V. as the Parent, Invitel Zrt. as the Borrower, certain companies as original guarantors, BNP Paribas as Co-ordinator, BNP Paribas and Credit Suisse First Boston International as Mandated Lead Arrangers, certain financial institutions, BNP Paribas and BNP Paribas Hungaria Bank Rt. as the Agents and BNP Paribas Trust Corporation UK Limited as Security Trustee.

This Appendix 1 sets out proposed amendments to the Original Agreement so as (i) to permit the acquisition by Invitel Zrt. of Memorex Telex Communications AG (“Memorex”) and its subsidiaries and (ii) to make certain other amendments to the Original Agreement.

All clause references are to clauses in the Original Agreement.

Waiver / Amendment	Reason
Acquisition / Acquisition Agreement / Acquisition Documents	New definitions in respect of the acquisition of Target Group will be inserted

Adjusted Twelve Month Consolidated EBITDA

Definition to be amended as follows:

“Adjusted Twelve Month Consolidated EBITDA” means Twelve Month Consolidated EBITDA less (i) Twelve Month Consolidated Capital Expenditure during such Twelve Month Period and (ii) any payment in cash of Tax during such Twelve Month Period, but, in respect of all Quarterly Periods and Twelve Month Periods from the HTCC Completion Date and ending on or before 31 December 2009 to the extent the same would otherwise be deducted in calculating Adjusted Twelve Month Consolidated EBITDA, adding back any capital expenditure attributable to the HTCC Acquisition and the Memorex Acquisition up to a maximum aggregate amount of Euro 10,000,000 and (iii) adding back, to the extent deducted, any Consolidated Capital Expenditure or Taxes in each case to the extent funded by either (a) retained cash at the beginning of the relevant period or (b) Utilisations under Facility D or (c) utilisations under the Subordinated Bridge Facility up to a maximum aggregate amount of Euro 28,000,000 or (d) by amounts pre-funded pursuant to the Framework Agreement between the Turkish Subsidiary, Vodafone Altyapi Telekom. Hizm. A.S. and Vodafone Telekom A.S. dated 8 August 2007.

Consolidated EBITDA

Definition to be amended as follows:

“Consolidated EBITDA” means, in respect of each Quarterly Period or Twelve Month Period, without regard to unrealised exchange losses or gains, the Net Income of the HTCC Group (plus any depreciation, amortisation, other non-cash expenses (excluding prepaid expenses), tax and interest expense, less any non-cash income (excluding deferred income) and interest income less (to the extent not already deducted in the calculation of Net Income) any payments pursuant to paragraphs (d) or (f) of the definition of Permitted Payments) but (i) excluding any extraordinary income (other than any such income directly related to the performance by a member of the HTCC Group of its specific obligations under any concession contract or any Telecommunications Laws which may otherwise be included as extraordinary income under US GAAP), net of any tax paid or payable in respect of such income, of the HTCC Group during the relevant period and (ii) to the extent the same would otherwise be deducted in calculating Net Income, adding back closing fees in connection with the HY Offering and/or the FRN Offering and/or the FRN Bridge Facility and/or the Subordinated Bridge Facility (and any refinancing of the same) and obtaining the financing under the Facilities and adding back transaction expenses in relation to the HTCC Acquisition and the Memorex Acquisition all as determined in accordance with US GAAP used in the preparation of and as shown in the financial statements or Quarterly Management Accounts in respect of such Quarterly Period or Twelve Month Period, prepared and delivered to the Facility Agent pursuant to clause 20.1.5 (Financial statements) or clause (as the case may be).

Due Diligence Reports	To extend scope of Acquisition Proceeds in clause 7.3 of the SFA to (i) the Structure Memorandum dated 18 December 2007 prepared by White & Case LLP; (ii) the legal due diligence prepared by White & Case LLP dated 13 December 2007; (iii) KPMG tax due diligence in respect of the Target Group dated 19 December 2007, (iv) KPMG financial due diligence in respect of the Target Group dated 19 December 2007.

Funding Loan/Funding Loan Agreement	Equivalent definitions to be added in relation to the Subordinated Bridge Facility (and any refinancing of the same) to document intra-group loan arrangements

Hungarian Operating Companies	Scope of definition to be expanded to include Target and certain/all of its subsidiaries

HY Completion Date HY Notes HY Offering HY Offering Documents HY Trustee HY Security Documents	Equivalent definitions to be added in relation to the Subordinated Bridge Facility (and any refinancing of the same).

Information Package	Additional information package definition to be added to comprise the agreed Base Case Model, the bank presentation and the Due Diligence Reports

Licences	Definition to be expanded to include the Licences required to carry on the business of the Group in Romania, Austria and Turkey.

Material Adverse Effect	Paragraph (ii) of the definition to be expanded to refer to the Subordinated Bridge Facility (and any refinancing of the same)

Permitted Borrowing, paras. (i) and (j)

Limb to be expanded to allow Borrowed Money under the Subordinated Bridge Facility (and any refinancing of the same) on the same terms as the HY Offering / FRN Offering.

Limb to be amended to exclude Finance Leases of the Target Group from the Permitted Borrowing’s basket.

A new limb will be added to permit the Finance Leases of the Target Group.

Permitted Encumbrances, paras. (j) and (l)

Limbs to be expanded to allow Encumbrances to be created in connection with the Subordinated Bridge Facility (and any refinancing of the same) on the same terms as the HY Offering Documents / FRN Offering Documents.

A new limb will be added to allow the creation of asset security in favour of the lenders under the Subordinated Bridge Facility which is the same as the asset security granted in favour of the Senior Finance Parties, provided that such asset security (i) ranks behind the asset security in favour of the Senior Finance Parties and (ii) will be released simultaneously with the refinancing of the Subordinated Bridge Facility

Limb to be expanded increase Permitted Encumbrance basket from EUR 5 million to EUR 7 million

Permitted Guarantees, paras. (f), (h) and (i)

Limbs to be expanded to allow guarantees or indemnities for the Subordinated Bridge Facility (and any refinancing of the same) on the same terms as the HY Offering / FRN Offering.

Limb to be expanded to increase the Permitted Guarantee basket from EUR 5 million to EUR 7 million.

Permitted HY Payment	Equivalent definition to be added to allow upstream payments from the Borrower to the Parent in connection with the Subordinated Bridge Facility (and any refinancing of the same)

Permitted Intra-Group Transaction, para (a)	Limb to be expanded to allow the creation of the inter-company loans from the Parent to the Borrower or another Obligor in connection with the Subordinated Bridge Facility (and any refinancing of the same) on the same terms as the existing Funding Loan Agreements.

Permitted Investments, para. (j)	One off waiver to permit acquisition of Target Group by the Borrower

Permitted Loans, paras. (b) and (c)

Limb to be expanded to allow the creation of the inter-company loans for the purposes of enabling an Obligor to meet its payment obligations under the Subordinated Bridge Facility (and any refinancing of the same).

Limb to be expanded to increase the Permitted Loan basket from EUR 5 million to EUR 7 million.

Permitted Payments, para. (a), (j), new permitted payment for costs and expenses,

Limbs to be expanded to allow upstreaming of cash to allow Parent to service Subordinated Bridge Facility (and in respect of any refinancing plus accrued and unpaid interest of the same, provided that the interest payable in respect of such refinancing shall not exceed 11.5% per annum).

Limb will be added to allow, subject to the same conditions as with respect to the HY Offering and the FRN Offering, upstreaming of cash within 90 days of the Effective Date in respect of costs and expenses in connection with the Subordinated Bridge Facility.

Security Documents	Definition to be amended to reflect any new security entered into connection with the Acquisition.

Senior Debt

Definition to be amended as follows:

“Senior Debt” means the principal amount of all Borrowed Money of the HTCC Group on a consolidated basis excluding (i) the PIK Notes and accrued interest in respect of the PIK Notes, (ii) Borrowed Money arising under the HY Offering, the FRN Bridge Facility, the FRN Offering, the Subordinated Bridge Facility (and any refinancing of the same) and (iii) the net fair value of those derivative transactions entered into by the Borrower set out in Schedule 2 of this Term Sheet (to the extent any such Senior Debt is expressed in any currency other than Euros, such Senior Debt shall be converted into Euro at the Facility Agent’s Spot Rate of Exchange on the date any calculation of Senior Debt is required to be made under the Agreement).

Share Securities	Definition to be amended to reflect any new security entered into connection with the Acquisition.

Telecoms Business	Definition to be amended by adding the following wording: “the development, ownership or operation of wholesale data services in Austria, Bulgaria, Czech Republic, Italy, Slovakia, Serbia, Slovenia, Turkey and the Ukraine”.

Total Debt

Definition to be amended as follows:

“Total Debt” means the principal amount of all Borrowed Money of the HTCC Group on a consolidated basis (including, without limitation, Borrowed Money under the HY Offering, the FRN Bridge Facility, the FRN Offering and the Subordinated Bridge Facility (and any refinancing of the same)) excluding (i) the PIK Notes and any interest accrued in respect of the PIK Notes and (ii) the net fair value of those derivative transactions entered into by the Borrower set out in Schedule 2 of this Term Sheet (to the extent any such Total Debt is expressed in any currency other than Euros, such Total Debt shall be converted into Euro at the Facility Agent’s Spot Rate of Exchange on the date any calculation of Total Debt is required to be made under the Agreement).

Total Debt Charges	Definition to be amended to exclude front-end fees in respect of the Subordinated Bridge Facility and (ii) principal and accrued interest in respect of early redemption of the EUR 10 million and EUR 8 million Target Bonds and the EUR 8 million and EUR 3 million Target Preps, provided that such amounts are sourced from the Subordinated Bridge Facility rather than from operating cashflow of the Group.

Twelve Month Consolidated EBITDA

Definition to be amended as follows:

“Twelve Month Consolidated EBITDA” means the aggregate of the Consolidated EBITDA in respect of the relevant Twelve Month Period for the HTCC Group but, in respect of all Quarterly Periods and Twelve Month Periods from the HTCC Completion Date and ending on or before 31 December 2009 to the extent the same would otherwise be deducted in calculating Twelve Month Consolidated EBITDA, adding back any restructuring expenses attributable to the HTCC Acquisition and the Memorex Acquisition up to a maximum aggregate amount of Euro 20,000,000.

6.2 (Repayment of Facility C Loans and Facility D Loans)	Removal of clean-down for Facility D.

7.3.2 (Acquisition Proceeds)	Amendments to definition of “Acquisition Proceeds” if required.

18.1.4 (No conflict with other obligations)	Representation to be expanded to reflect Subordinated Bridge Facility (and any refinancing of the same) and ancillary documentation.

18.1.14 (Agreed Base Case Model)	Representation to be updated to reflect updated agreed base case model

18.2.6 (Choice of law)	Representation to be amended to reflect Finance Documents governed by laws of new jurisdictions

18.2.8 (Group Structure Chart)	To be updated to reflect Group structure following acquisition of Target Group.

18.2.10 (Copies of documents to be true and accurate)	To be updated to reference documentation in connection with the Subordinated Bridge Facility (and any refinancing of the same)

18.2.11 (Intercompany Loans)	To be updated to reference inter-company loan entered into in connection with the Subordinated Bridge Facility (and any refinancing of the same)

20.1.1 (Notice of Default, etc.)	To be updated to reference the Subordinated Bridge Facility (and any refinancing of the same)

20.1.4 (Business)	To be updated to reflect extension to scope of Telecoms Business definition.

20.1.6 (Quarterly Management Accounts)	Consolidated unaudited Quarterly Management Accounts for the HTCC Group for the final quarter of the financial year will be delivered after 75 days (rather than 45 days) after the end of that quarter

20.1.26 (FRN Offering Documents)	New positive covenant to reference the Subordinated Bridge Facility (and any refinancing of the same)

21.1.10 (Constitutive Documents/the HY Funding Loan Agreements/the FRN Funding Loan Agreements)	New negative covenant to reference the documentation in connection with the Subordinated Bridge Facility (and any refinancing of the same).

21.1.13 (Bank Accounts)

This provision will be amended as follows:

(i) to permit the Group to hold accounts in any jurisdiction permitted by the amendment of Telecoms Business provided that (i) such accounts are charged to the Lenders to the extent such member of the Group is a Material Subsidiary and (ii), if such accounts are with members of the Group that are not Obligors, all such accounts will be moved to a Subsidiary or an Affiliate of a Lender in the relevant jurisdiction or, if there is no such Subsidiary or Affiliate of a Lender in the relevant jurisdiction, to a reputable bank (if that is not already the case) within a timeframe to be agreed; and

(ii) to require the Borrower to procure that the aggregate cash balance on the accounts of all members of the Group that are not Obligors shall not exceed EUR 3 million (or its equivalent) at any time and in the event that it does to procure that such surplus amounts are swept immediately into accounts of the Target that are secured in favour of the Lenders.

21.1.14 (HY Offering and FRN Offering)	New negative covenant to reference the documentation in connection with the Subordinated Bridge Facility (and any refinancing of the same).

22.1.1 (Total Debt/Twelve Month Consolidated EBITDA)	The existing table in clause 22.1.1 (Total Debt/Twelve Month Consolidated EBITDA) of the Original Agreement will be replaced with the table set out in Schedule 1, part I below.

22.1.2 (Senior Debt/Twelve Month Consolidated EBITDA)	The existing table in clause 22.1.2 (Senior Debt/Twelve Month Consolidated EBITDA) of the Original Agreement will be replaced with the table set out in Schedule 1, part II below.

22.1.3 (Total Debt Interest Cover)	The existing table in clause 22.1.3 (Total Debt Interest Cover) of the Original Agreement will be replaced with the table set out in Schedule 1, part III below.

23.1.9 (HTCC, Ultimate Parent and Intervening Holding Companies)	Event of Default to be amended to reflect debt incurred under the Subordinated Bridge Facility (and any refinancing of the same).